UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 31, 2011

HOUSTON WIRE & CABLE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 609-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 31, 2011, HWC Wire & Cable Company (the “Subsidiary”), a wholly-owned subsidiary of Houston Wire & Cable Company (the “Company”), entered into the Fourth Amendment, dated as of August 31, 2011 (the “Fourth Amendment”), to the Second Amended and Restated Loan and Security Agreement, dated as of September 21, 2009 (the “Loan Agreement”), among the Subsidiary, as borrower, the lenders named therein and Bank of America, N.A., as agent.  The Company has previously executed an Amended and Restated Guaranty, dated as of September 21, 2009 (the “Guaranty”), whereby it guarantees the obligations of the Subsidiary under the Loan Agreement.

The Loan Agreement had previously been amended to increase temporarily the aggregate principal amount that the Subsidiary may borrow from $75,000,000 to $85,000,000 to accommodate a period of high business activity.  The Fourth Amendment extends the period of increased availability until October 15, 2011.  The Company has confirmed that the Guaranty remains in full force and effect notwithstanding the extension of the duration of the increase.

A copy of the Fourth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Resident.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1
Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of August 31, 2011, among HWC Wire & Cable Company, as borrower, the lenders named therein and Bank of America, N.A., as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2011	HOUSTON WIRE & CABLE COMPANY

	By:	/s/ Nicol G. Graham
		Name:	Nicol G. Graham
		Title:	Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of August 31, 2011, among HWC Wire & Cable Company, as borrower, the lenders named therein and Bank of America, N.A., as agent.